UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2020
SERVICE PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)
Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634
(Address of Principal Executive Offices) (Zip Code)
617-964-8389
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Service Properties Trust and certain of its subsidiaries, unless otherwise noted.
Item 1.02. Termination of a Material Definitive Agreement.
On October 6, 2020, we provided Marriott International, Inc. and certain of its subsidiaries, or collectively Marriott, with a notice of termination, or the Termination Notice, of our management agreements and pooling agreement pursuant to which Marriott manages 122 of our hotels, or the Operating Agreements. The Operating Agreements cover 122 hotels (2 Marriott®, 2 Springhill Suites®, 12 TownePlace Suites®, 35 Residence Inns®, 71 Courtyards®) in 31 states, currently require annual minimum returns of $194.6 million and currently expire in 2035. As previously announced, we sent a letter to Marriott requesting that Marriott advance $11.0 million to cover the cumulative shortfall between the payments we had received to date and 80% of the cumulative priority returns due to us for the eight months ended August 2020. Marriott had until October 5, 2020 to make payment to us to avoid triggering our termination right. We did not receive any payment from Marriott, and based on discussions with Marriott, we do not expect Marriott to pay the cumulative shortfall for the balance of 2020. Accordingly, on October 6, 2020, we sent Marriott the Termination Notice exercising our termination right. The effective date of the termination is January 31, 2021, and we currently plan to transfer the branding and management of 98 of these hotels to Sonesta International Hotels Corporation, or Sonesta. We own approximately 34% of Sonesta and will share in the benefit of these new management agreements and in the hotels’ performance to the extent they ramp up in the post-pandemic recovery.
Pursuant to our existing agreement with Marriott, we are proceeding with the sale of 24 of the 122 Marriott branded hotels. We have entered agreements to sell a portfolio of eight TownePlace Suites® hotels with 834 rooms in four states for an aggregate sales price of $45.3 million and a portfolio of 16 hotels with 2,155 rooms in nine states (13 Courtyard hotels with 1,813 rooms and three Residence Inn hotels with 342 rooms) for an aggregate sales price of $107.8 million. We expect these sales to be completed by year end. Separate from selling these 24 hotels, we have been unable to sell nine additional Marriott branded hotels pursuant to our existing agreement with Marriott, and the management of these nine hotels will be transitioned to Sonesta on December 15, 2020. The balance of the Marriot portfolio, or 89 hotels, will be transitioned to Sonesta on January 31, 2021.
Even though we have the right to transfer these Marriott branded hotels as early as 60 days from non-payment from Marriott, we have elected to terminate the Operating Agreements effective on January 31, 2021, or almost 120 days later, to ensure there is enough time for an orderly transfer of management of the hotels to Sonesta. Marriott has disputed the timing of our termination rights under the Operating Agreements and argued that we may not terminate the Operating Agreements until after year end 2020.
We will only recognize the hotel level cash flow, if any, of our currently Marriott branded hotels in our operating results through the termination date. The 122 Marriott branded hotels generated $2.6 million, or $0.02 per diluted common share, of hotel level cash flows during the eight months ended August 31, 2020.
The foregoing descriptions of the Operating Agreements and Termination Notice are not complete and are subject to and qualified in their entirety by reference to the Operating Agreements and Termination Notice, copies of which are filed as Exhibits 10.22 through 10.29 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or the Annual Report, and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
Information Regarding Certain Relationships and Related Person Transactions
Sonesta is a private company that is majority owned by Adam D. Portnoy, one of our Managing Trustees who also serves as one of Sonesta’s directors, and a person related to him. One of Sonesta’s other directors is our other Managing Trustee, President and Chief Executive Officer and Sonesta’s other director serves as executive vice president, general counsel and secretary of The RMR Group LLC, or RMR LLC, our manager, and The RMR Group Inc., or RMR Inc., the majority owner and managing member of RMR LLC, and as our Secretary. Sonesta’s chief executive officer and chief financial officer are officers of RMR LLC. Certain other officers and employees of Sonesta are former employees of RMR LLC. RMR LLC also provides certain services to Sonesta. As of June 30, 2020, we owned approximately 34% of Sonesta which managed 53 of our hotels pursuant to our agreements with Sonesta.

For further information about these and other such relationships and related person transactions, please see our Annual Report, our definitive Proxy Statement for our 2020 Annual Meeting of Shareholders, or the Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, or the Quarterly Report, our Current Report on Form 8-K filed July 24, 2020, or the July 2020 Form 8-K, and our other filings with the Securities and Exchange Commission, or the SEC, including Notes 4, 5 and 9 to the Consolidated Financial Statements included in the Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward-Looking Statements” of the Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers in the Proxy Statement, Notes 6 and 10 to the Condensed Consolidated Financial Statements included in the Quarterly Report, the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward-Looking Statements” of the Quarterly Report and the section captioned “Information Regarding Certain Relationships and Related Person Transactions” in the July 2020 Form 8-K . In addition, please see the section captioned “Risk Factors” of the Annual Report and the Quarterly Report for a description of risks that may arise from these transactions and relationships. Our filings with the SEC, including the Annual Report, the Proxy Statement, the Quarterly Report and the July 2020 Form 8-K, are available at the SEC’s website at www.sec.gov. Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.
Warning Concerning Forward-Looking Statements
This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:
•We plan to transition management and branding of 98 hotels to Sonesta from Marriott. In addition, we have an approximate 34% ownership interest in Sonesta, and we will therefore share in the benefit from these new management agreements and in the hotels’ performance to the extent they ramp up in the post-pandemic recovery. However, Sonesta may not operate these hotels profitably and we may not receive the benefit we would expect to receive. Further, it is not known how long the COVID-19 pandemic will last or how severe it will be, including its continued impact on the hotel industry. Moreover, it is not known how long it will take the economy to recover following the pandemic or what adverse changes on the hotel industry may be realized, such as if business and leisure travel are significantly reduced on a long-term or permanent basis. These and other factors may adversely affect the performance of these hotels, regardless of which operator is managing them.
•We currently plan to transfer the branding and management of nine of these hotels to Sonesta on December 15, 2020 and the remaining 89 hotels on January 31, 2021. However, some of the hotels may be transferred on different dates or may be sold.
•We have entered agreements to sell certain hotels. This may imply that we will succeed in completing those sales, at the times we expect and at prices we expect. The sales of our properties are subject to various contingencies; accordingly, we cannot provide any assurance that we will sell any of these properties and the sales may be delayed or may not occur.
•Marriott is disputing the timing of our termination rights under our agreements with Marriott. We believe that we may terminate the Marriott agreements at this time, but Marriott could pursue legal action, the results of which are difficult to predict, and we can provide no assurances regarding such results. Even if we are successful in such legal proceedings, the pendency and conduct of such proceedings may be expensive and distracting to our management and could be disruptive to our operations or cause us to experience losses.
The information contained in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our Annual Report and our Quarterly Report, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1
Notice of Termination, dated as of October 6, 2020, by the Company to Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn by Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and Essex House Condominium Corporation. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

		By:	/s/ Brian E. Donley
		Name:	Brian E. Donley
		Title:	Chief Financial Officer and Treasurer

Dated:	October 8, 2020